UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2013 (April 12, 2013)

AG Mortgage Investment Trust, Inc.

(Exact name of Registrant as specified in its charter)

Maryland	001-35151	27-5254382
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 Park Avenue, 26th floor

New York, New York 10167

(212) 692-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Effective April 12, 2013, AG MIT, LLC (“AG MIT”), a direct, wholly-owned subsidiary of AG Mortgage Investment Trust, Inc. (the “Company”), entered into an Amended and Restated Master Repurchase and Securities Contract (the “Renewal Agreement”) to that certain Master Repurchase and Securities Contract, dated as of April 9, 2012 (the “Repurchase Agreement”) with Wells Fargo Bank, National Association. The Renewal Agreement was entered into for multiple purposes, including the amendment of the Repurchase Agreement to finance AG MIT’s acquisition of not only residential, non-Agency Securities, but also certain consumer asset-backed securities and commercial mortgage-backed securities. Each transaction under the Renewal Agreement will also have its own specific terms, such as identification of the assets subject to the transaction, sale price, repurchase price and rate. The Renewal Agreement increases the aggregate maximum borrowing capacity of the Repurchase Agreement from $75 million to $125 million and extends the maturity date from April 8, 2013 to April 11, 2014. The Renewal Agreement also includes the same provisions in the Repurchase Agreement permitting the maturity date to be extended for an additional 90 days.

The Renewal Agreement contains representations, warranties, covenants, events of default and indemnities that are substantially identical to those in the Repurchase Agreement and are customary for agreements of this type. The Renewal Agreement also contains amended financial covenants that require, as of the last business day of each quarter and on any funding date, the Company and AG MIT to maintain (i) their Total Indebtedness to their Adjusted Tangible Net Worth at a ratio less than the Leverage Ratio; (ii) an Adjusted Tangible Net Worth of not less than $430 million; and (iii) at all times, Liquidity of not less than $30 million and unrestricted cash of not less than $5 million.

The foregoing description of the Renewal Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which has been filed with this Current Report on Form 8-K as Exhibit 99.1. Capitalized terms used in this Item 1.01 and not otherwise defined herein have the meanings given to such terms in the Renewal Agreement.”

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above, the provisions of which are incorporated herein by reference

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Amended and Restated Master Repurchase and Securities Contract dated as of April 12, 2013 between AG MIT, LLC, AG Mortgage Investment Trust, Inc. and Wells Fargo Bank, National Association

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AG MORTGAGE INVESTMENT TRUST, INC.

Date: April 15, 2013	By:	/s/ Allan Krinsman
Allan Krinsman
General Counsel and Assistant Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Amended and Restated Master Repurchase and Securities Contract dated as of April 12, 2013 between AG MIT, LLC, AG Mortgage Investment Trust, Inc. and Wells Fargo Bank, National Association